UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2019

WeTrade Group Inc.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

____________________________________________

(Primary Standard Industrial Classification Code Number)

______________________________

(I.R.S. Employer Identification Number)

No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City,

People Republic of China +8610-85788631.

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Wyoming Registered Agent 1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 12, 2019, the board of directors of WeTrade Group Inc. acquired a 100% interest in WeTrade Information Technology Limited, a Hong Kong holding company. The consideration paid was a nominal one dollar to Che Kean Tat, who was the sole shareholder of WeTrade Information Technology Limited and serves as CFO of WeTrade Group Inc. The purpose of the acquisition was to enable the company to conduct future operations in China.

A stock purchase agreement was executed by WeTrade Group Inc. and WeTrade Information Technology Limited on December 12, 2019, which has been attached to this report.

Item 9.01 Financial Statements and Exhibits.

10.1	Stock Purchase Agreement

10.2	Share Transfer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETRADE GROUP INC.

Date: January 15, 2020	By:	/s/ Dai Zheng
Dai Zheng
Director/CEO

	By:	/s/ Li Zhou
Li Zhou/Director/COO

	By:	/s/ Ken Tat
Ken Tat/Director/CFO

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